Exhibit 8.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

March 23, 2007

Simcere Pharmaceutical Group

No. 699-18 Xuan Wu Avenue

Xuan Wu District, Nanjing

Jiangsu Province 210042

People’s Republic of China

Ladies and Gentlemen:

We have acted as United States counsel to Simcere Pharmaceutical Group. (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s common stock in connection with the listing of American Depositary Shares representing interests in such shares.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

March 23, 2007

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and in the Registration Statement, we hereby confirm that the statements set forth under the caption “Taxation – United States Federal Income Taxation,” to the extent they state matters of law or legal conclusions, constitute the opinion of Simpson Thacher & Bartlett LLP.

We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings “Taxation — United States Federal Income Taxation” and “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP